EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51702) of Connecticut Water Service, Inc. of our report dated June 27, 2014 relating to the financial statements of Savings Plan of the Connecticut Water Company as of December 31, 2013 and 2012, and for the years then ended, which appears in this 2013 Annual Report on Form 11-K.

/s/ CohnReznick LLP

Glastonbury, Connecticut
June 27, 2014